Exhibit 10.4

MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES is dated as of the Agreement Date and entered into by and between Sellers and Buyer to govern the purchase and sale of the Participation in the Loans, the Commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in Annex A hereto (the “Standard Terms”). The Standard Terms are incorporated herein by reference without any modification whatsoever except as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through H below. The Standard Terms and the Transaction Specific Terms together constitute a single integrated Master Participation Agreement for Par/Near Par Trades governing the Transaction. With respect to the Transaction, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Trade Date:	September 17, 2025

Agreement Date:	September 17, 2025

Sellers:	StepStone Private Credit Fund LLC (“SCRED”), SPV Facility I LLC (“SPV I”) and Stepstone SPV Facility III LLC (“SPV III”), each a “Seller” and, collectively, the “Sellers”)

Buyer:	StepStone CLO 2025-I LLC

Set-Off Applicable (Y/N):	N

Delivery of Credit Documents:	Y

Set-Off Applicable:	N

Elevation	Y

SEE SCHEDULE 1 FOR ADDITIONAL TERMS

A. DEFINITIONS

Capitalized terms used in this Master Participation Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by this Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement. Terms defined in a Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Master Participation Agreement with respect to the applicable Transaction as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement. If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” with respect to any Credit Agreement means the Agent specified in such Credit Agreement.

“Assignment” with respect to any Credit Agreement means the applicable document form that is in the form specified in such Credit Agreement for an assignment of the Loans and Commitments (if any) and any Elevation Required Consents to such assignment, as well as any other relevant assignment or consent documents required under such Credit Agreement, as specified in such Credit Agreement.

“Commitments” means the commitment tranche(s), and in the principal amount(s), specified in Schedule 1 with respect to each Credit Agreement.

“Elevation Required Consents” with respect to each Credit Agreement means the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the relevant Transaction Documents to assign the relevant Transferred Rights in connection with an Elevation, as specified in such Credit Agreement.

“Elevation Transfer Fee” with respect to each Credit Agreement means the transfer or other similar fee payable to the relevant Agent in connection with the Assignment submitted in connection with an Elevation (if any), as specified in such Credit Agreement.

“Loans” means the loan tranche(s), and in the outstanding principal amount(s), specified in Schedule 1 with respect to each Credit Agreement.

“Participation Required Consents” with respect to each Credit Agreement means the consent(s), acknowledgement(s) and/or notice(s) required by the relevant Transaction Documents to grant a participation in the Transferred Rights, as specified in such Credit Agreement.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to the applicable Seller in connection with the assignment by Buyer of all or any portion of such Seller’s Participation, subject to Section 10.1 of the Standard Terms and Conditions.

“Unfunded Commitments” means that part of the Commitments that has not been funded in the form of loans, advances, letter of credit disbursements, and in the principal amounts, specified in Schedule 1 with respect to each Credit Agreement including, if any, issued and undrawn letters of credit in the principal amount specified in Schedule 1 with respect to such Credit Agreement and any other Unfunded Commitments that may still be drawn as specified in Schedule 1 with respect to such Credit Agreement, not including any portion of the Unfunded Commitments that is irrevocably “frozen” (i.e., that is not subject to future drawing).

B. SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary with respect to a Credit Agreement, Buyer represents and warrants that it (i) was not a Lender on the Trade Date under such Credit Agreement and (ii) requested copies of the Credit Documents in relation to such Credit Agreement from the applicable Seller on or prior to the Trade Date.

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C. SECTION 8 (DISTRIBUTIONS: INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1 Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

Bank: UMB Bank, N.A.

ABA No: 101000695

SWIFT: UMKCUS44

Account No.: 3300033871

Account Name: UMB Bank NA for StepStone CLO 2025-I LLC

Wire Instructions for SCRED:

Bank: UMB Bank

ABA No: 101000695

Account No.: 3300001317

Account Name: Trust Operations

Ref: 160157.1

Wire Instructions for SPV I:

Bank: Key Bank

ABA No: 041-001-039

Account No.: 359681700001

Account Name: AD Barings Portfolio Finance

Ref: C00220530 - SPV Facility I LLC

Wire Instructions for SPV III:

Bank: Wells Fargo Bank, N.A.

ABA No.: 121000248

Account No.: 01104331628807

Account Name: Agency Services Clearing A/C

Ref: StepStone SPV Facility III LLC

C.2 Section 8.7 (Set-Off).

If “Yes” is specified under “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.7 shall apply.

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D. SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareri@stepstonegroup.com

With a copy to pdlegal@stepstonegroup.com and

martin.progin@stepstonegroup.com

Sellers’ Address for Notices and Delivery:

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareri@stepstonegroup.com

With a copy to pdlegal@stepstonegroup.com and

martin.progin@stepstonegroup.com

E. SECTION 10 (FURTHER TRANSFERS)

E.1 Select one:

☒	There is no Participation Transfer Fee.

☐	There is a Participation Transfer Fee, in the amount of $/£/€ _______________.

F. SECTION 11 (VOTING)

F.1 “Voting” select one with respect to all Transferred Rights:

☒ Buyer shall have voting rights with respect to all Transferred Rights, subject to Section 11.1(a) of the Standard Terms and Conditions.

☐ Buyer shall have no voting rights in respect of any Transferred Rights, subject to Section 11.1(b) of the Standard Terms and Conditions, except with respect to the following matters:

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F.2 With respect to all Transferred Rights and Assumed Obligations, for purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms and Conditions:

☐ the interests or claims held by the applicable Seller for its own account shall be counted;

☒ the interests or claims held by the applicable Seller for its own account shall not be counted;

AND

☐ the interests or claims held by Affiliates of the applicable Seller shall be counted.

☒ the interests or claims held by Affiliates of the applicable Seller shall not be counted (it being understood that, for this purpose, Seller and Buyer shall be deemed not to be Affiliates).

G. SECTION 15 (ELEVATION)

G.1 Select one:

☒ Any Elevation Transfer Fee shall be paid as follows:

☐ Such Elevation Transfer Fee shall be paid by the applicable Seller to the Agent and Buyer shall reimburse such Seller in an amount equal to

☐ one-half thereof.

☐ [other relevant fraction or percentage] ___________ thereof.

☒ Such Elevation Transfer Fee shall be paid by Buyer to the Agent and the applicable Seller shall reimburse Buyer in an amount equal to

☐ one-half thereof.

☒ 100% thereof.

H. SECTION 31 (FURTHER PROVISIONS)

H.1 Notwithstanding any other provision of this Agreement, each Seller hereby acknowledges and agrees that all obligations from time to time and at any time of the Buyer arising out of or in connection herewith shall constitute limited recourse obligations of the Buyer, payable solely from the assets of the Buyer available at such time. Upon realization of such assets of the Buyer and their reduction to zero, all unpaid or unsatisfied claims against the Buyer arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of such assets of the Buyer and their reduction to zero. No Seller will have any recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of the Buyer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Each Seller agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of the Buyer or any other bankruptcy or insolvency

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proceedings with respect to the Buyer until one year (or, if longer, the preference period then in effect) and one day after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Buyer’s rated securities. The provisions of this Section H.1 shall survive the termination of this Agreement.

H.2 Notwithstanding any other provision of this Agreement, the Buyer hereby acknowledges and agrees that all obligations from time to time and at any time of the applicable Seller arising out of or in connection herewith shall constitute limited recourse obligations of such Seller, payable solely from the assets of such Seller available at such time. Upon realization of such assets of such Seller and their reduction to zero, all unpaid or unsatisfied claims against such Seller arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of such assets of such Seller and their reduction to zero. The Buyer will have no recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of such Seller with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The Buyer agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of such Seller or any other bankruptcy or insolvency proceedings with respect to such Seller until one year (or, if longer, the preference period then in effect) and one day after the later of the termination of this Agreement or the date on which the final payment has been made in respect of such Seller’s rated securities. The provisions of this Section H.2 shall survive the termination of this Agreement.

H.3 Notwithstanding the other terms and conditions of this Agreement, including Section 18, each Seller consents to the disclosure by Buyer of this Agreement to UMB Bank, National Association, as trustee (the “Trustee”), under the Indenture, dated as of September 17, 2025 (as amended or modified, the “Indenture”) between the Buyer and the Trustee.

H.4 Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

Subject to the terms and provisions of the Credit Documents and any applicable law or regulation, each Party agrees to take such actions as are necessary (including obtaining all Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under the Credit Agreement with respect to all or any part of the Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under the Credit Agreement, the “Elevation Date”); provided that, if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the Elevation will not be permitted. Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) the applicable Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence

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of Section 16. At the time of Elevation, Buyer and the applicable Seller shall each pay its applicable share of any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) the applicable Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1. Any payment made by the Buyer to the Seller under this Section 15 shall be paid as an Administrative Expense (as defined in the Indenture) in accordance with the priority of payments set forth in Section 11.1 of the Indenture.

H.5 Grant of Security. It is the express intent of the Parties that, as of the date hereof, the Seller shall have sold to the Buyer, and the Buyer shall be the absolute owner of, the applicable Transferred Rights. Such sale shall be deemed an absolute sale and not a grant of security. To secure its obligations under this Agreement, and in case any such sale were to be re-characterized as a grant of security, the applicable Seller (except for SPV III) hereby pledges, assigns and grants to Buyer a continuing security interest in, lien on and right of set-off against, all of its right, title and interest (if any), whether now owned or hereafter acquired, in, to and under each Loan and the Transferred Rights subject to this Agreement and all proceeds thereof whether now existing or hereafter arising (collectively, the “Collateral”). Each Seller (except for SPV III) hereby represents that (x) the creation and perfection of the forgoing security interests by such Seller are within its company powers and have been duly authorized by all necessary company and, if required, stockholder action; and (y) the foregoing security interests constitute valid and (subject to the filing of a financing statement in accordance with the Uniform Commercial Code (“UCC”) as in effect in the state of Delaware in the Office of the Secretary of State of the state of Delaware) perfected first priority security interests in the Collateral securing the applicable Seller’s obligations under this Agreement. Notwithstanding the foregoing grant, each Seller acknowledges and agrees that it has not retained any beneficial or equitable interest in its Loans that are being transferred to Buyer pursuant to and are the subject of this Agreement.

H.6 Events of Default; Remedies. Upon (i) the failure of the applicable Seller to comply with or perform any agreement or obligation to be complied with or performed by such Seller in accordance with this Agreement, which failure has not been cured within five Business Days (or two Business Days for a failure to deliver Distributions) of such Seller having been so notified by Buyer; (ii) a representation made or repeated or deemed to have been made or repeated by such Seller in this Agreement proves to have been incorrect or misleading in any material respect; (iii) such Seller (1) becomes insolvent or is unable to pay its debts as they become due; (2) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency

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law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (4) has a resolution passed for its winding-up, official management or liquidation; (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (6) has a secured party (other than the Buyer) take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (7) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (iv) such Seller disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder (any of the foregoing, an “Event of Default”), Buyer may exercise (or cause its agents or co-agents, if any, to exercise) any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may exercise, in addition to all other rights and remedies given by law or this Agreement, all the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised and whether or not the UCC applies to the affected Collateral) with respect to any Collateral. The applicable Seller agrees that it will execute and deliver such documents and take such other action as Buyer deems necessary or advisable in order that any such sale or other disposition may be made in compliance with law.

H.7 Covenant to Maintain Existence. Each Seller hereby agrees to not wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms.

H.8 (Reserved).

H.9 Other Undertakings. Each Seller hereby covenants or represents, as applicable, as of the Settlement Date, the Elevation Date and, where specifically indicated, the Agreement Date, that:

(i) Such Seller has not granted, and such Seller will not grant any liens on its Participations other than the lien provided herein;

(ii) Such Seller is authorized under the applicable Credit Agreement to sell its Loans, its Commitments and its Transferred Rights subject to this Agreement by participation and full assignment;

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(iii) Each Seller will cause all Distributions to be paid to the account of the Buyer within two Business Days of receipt thereof;

(iv) Other than as granted to the Buyer on the date of this Agreement, there is no charge, pledge or lien or other security interest in any Loan or Participation of such Seller subject to this Agreement;

(v) The Purchase Price paid by Buyer to such Seller for the Participation represents the amount agreed to by the Buyer and such Seller as of the date of determination thereof;

(vi) Such Seller will account for each transfer as a sale of (a) in the case of its Assignments, all right, title and interest in the related Loans and (b) in the case of its Participation, a beneficial interest in the related Loans and Transferred Rights, under U.S. generally accepted accounting principles;

(vii) (i) Such Seller has not instituted, and such Seller does not have pending against it, a proceeding seeking a judgment of its insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; and such Seller does not have a petition presented for its winding-up or liquidation; (ii) such Seller has not and will not sell its Participation or otherwise transfer an interest in its Loans in contemplation thereof or to prevent the application of its assets in the manner described in the Bankruptcy Code or any other applicable insolvency law, and (iii) such Seller is not selling the Participation to Buyer with an intent to hinder or delay payment to or defraud the creditors of such Seller;

(viii) There are no agreements, arrangements or understandings, written or otherwise, with respect to the Loans or the Transferred Rights of such Seller, other than the Transaction Documents and this Agreement;

(ix) Such Seller does not have the right under this Agreement, nor will such Seller attempt in any way, to take any unilateral action to modify or alter the terms of any transfer of the Loans and Transferred Rights subsequent to the Settlement Date;

(x) No provision exists whereby the Purchase Price will be modified subsequent to the Settlement Date;

(xi) There are no guarantees, keep-well arrangements, collateral security or other arrangements involving such Seller which have the effect of a recourse provision against such Seller with respect to the Transaction;

(xii) Such Seller will exercise its rights related to its Loans, its Commitments and its Transferred Rights in a manner consistent with this Agreement and with the Indenture and will not consent, directly or indirectly, to any proposed amendment or modification of the Credit Documents to the extent such amendment or modification would be prohibited pursuant to the terms of the Indenture;

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(xiii) Such Seller will not take any action inconsistent with Buyer’s ownership of its Participation or, upon Elevation, its Loans. If a third party, including a potential purchaser of its Loans, should inquire with respect to any of its Loans which has not been elevated, such Seller will disclose that its Participation has been sold to Buyer and will claim no beneficial interest in the Loans;

(xiv) On the date hereof and after giving effect to the Transaction, such Seller is solvent, and has adequate capital or assets to carry on its business;

(xv) The sale of the participation interest in and to the Loans pursuant to this Agreement and upon Elevation, the sale of the Loans, constitutes an arm’s length secondary market transaction customary for syndicated leveraged loans; and

(xvi) Upon consummation of the sale of the respective Participations in each Loan on the date hereof, such Seller acknowledges that it is not the beneficial owner of any Loan, has no right to any Distributions and is not liable for failure by any underlying obligor to make any payment on any Loan.

H.10 Several Liability. The parties hereto acknowledge and agree that the obligations of each Seller hereunder are several and not joint and several. No Seller shall be liable for the obligations or breaches of any other Seller.

H.11 Seller and Buyer Acknowledgement. Each Seller and Buyer hereby understand and acknowledge, ratify and consent to (i) the role of StepStone Private Credit Fund LLC. as collateral manager of the Buyer and (ii) waive any conflicts or potential conflicts arising out of or related thereto.

H.12 Acknowledgment of Pledge; Third Party Beneficiaries; Assignment by Buyer. On the Settlement Date, Buyer will enter into the Indenture, pursuant to which the Buyer will grant a security interest over all of its right, title and interest under this Agreement to the Trustee. Each Seller acknowledges the pledge set forth in the preceding sentence. The Trustee is an intended third-party beneficiary of this Agreement. Buyer may not assign any or all of its rights and obligations under this Agreement to any person without the prior written consent of the Trustee.

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IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date

SELLERS:

STEPSTONE PRIVATE CREDIT FUND LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

SPV FACILITY I LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

STEPSTONE SPV FACILITY III LLC

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

Master Participation Agreement (StepStone CLO 2025-I LLC)

BUYER:

STEPSTONE CLO 2025-I LLC

By:

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

Master Participation Agreement (StepStone CLO 2025-I LLC)

Annex A

Standard Terms

MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

STANDARD TERMS AND CONDITIONS

The following shall govern the Transaction described in the Transaction Specific Terms.

1.	Definitions

1.1 General. Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the relevant Transaction Specific Terms, and as otherwise may be provided in other provisions of this Agreement. Terms defined in a Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement with respect to the Transaction as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement, and any reference to “Seller” shall mean the applicable Seller or both Sellers, as the context requires. If there is any inconsistency between the Transaction Specific Terms and the provisions of the Standard Terms, the Transaction Specific Terms shall govern and control.

1.2 In this Agreement:

“Act” has the meaning specified in Section 11.1 (a).

“Adequate Protection Order” means any order of the relevant bankruptcy court authorizing or ordering any Borrower or any Obligor(s) to make Adequate Protection Payments to the Lenders under the related Credit Agreement.

“Adequate Protection Payments” means, with respect to the Transferred Rights, amounts (other than PIK Interest) authorized and/or ordered to be paid as adequate protection for Interest and Accruing Fees on the loans and obligations owed under the Credit Documents pursuant to an Adequate Protection Order.

“Affiliate” means “affiliate” as defined in either (a) Bankruptcy Code §101(2) or (b) Rule 144 of the Securities Act.

“Agent Expenses” means any costs, liabilities, losses, claims, damages, and expenses incurred by, and any indemnification claims of, any Agent, for which such Agent has recourse under the Credit Documents and that are attributable or allocable to the Transferred Rights.

“Agreement” means this Master Participation Agreement for Par/Near Par Trades between Seller and Buyer dated as of the Agreement Date governing the Transaction, such Agreement consisting of the Standard Terms as modified and supplemented by the Transaction Specific Terms.

“Agreement Date” means the date specified as such in the Transaction Summary.

“Assumed Obligations” means all obligations and liabilities of Seller with respect to, or in connection with, all Transferred Rights arising or occurring on or after the Settlement Date; excluding, however, the Retained Obligations.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any Entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” means, collectively, the Entity or Entities specified as such in the Transaction Summary with respect to each Credit Agreement and such other borrower(s) as may be identified in such Credit Agreement.

“Buyer” means the Entity specified as such in the Transaction Summary.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday, (c) any other day on which the Federal Reserve Bank of New York is closed or (d) only with respect to the determination of Commencement Date, any other day on which the New York Stock Exchange is closed.

“Buyer Excluded Information” has the meaning specified in Section 5.1(g).

“Buyer Indemnitees” has the meaning specified in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Commencement Date” has the meaning as defined in Section 6 of the Standard Terms and Conditions of the Confirmation.

“Confirmation” means the LSTA Par/Near Par Confirmation(s) dated as of the Trade Date among Sellers and Buyer relating to the Transaction.

“Contractual Currency” has the meaning specified in Section 28.1.

“Credit Agreements” means the agreements pursuant to which the Loans identified in the Transaction Summary are made or issued, as applicable (including all intercreditor agreements, subordination agreements, waivers and amendments entered into from time to time pursuant thereto or in connection therewith), in each case, as amended, supplemented or otherwise modified from time to time.

“Credit Documents” means the Credit Agreements and all Guaranties, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers, amendments, modifications, supplements, forbearances, intercreditor agreements, subordination agreements and all other agreements, documents or instruments executed and delivered in connection therewith.

“Distribution” means any payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities, or other property (including Loan Collateral) or proceeds under or in respect of the Transferred Rights; excluding, however, any Retained Interest Distribution.

“Elevation” has the meaning specified in Section 15.

“Elevation Date” has the meaning specified in Section 15.

“Elevation Required Consents” means the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the Transaction Documents to assign the Transferred Rights in connection with an Elevation.

“Elevation Transfer Fee” means any fee payable to the relevant Agent under a Credit Document to effect an Elevation, which shall be paid in accordance with Section G.1 of the Transaction Specific Terms.

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind; (b) purchase, option, call or put agreement or arrangement; (c) subordination agreement or arrangement other than as specified in the Credit Documents; or (d) agreement or arrangement to create or effect any of the foregoing.

“Entity” means any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, Governmental Authority, fund, investment account or other entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Experts” has the meaning specified in Section 12.2.

“Federal Funds Rate” means, for any date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day in The Wall Street Journal (Eastern Edition), or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which such rate is reported.

“Funded Loan” has the meaning specified in Section 8.8.

“Funding Advance” has the meaning specified in Section 8.6.

“Funding Date” has the meaning specified in Section 8.6.

“Funding Memorandum” means the document agreed upon by Buyer and Sellers (whether or not signed) that specifies the calculations determining the Purchase Price with respect to the Participation.

“Funding Notice” has the meaning specified in Section 8.6.

“Governmental Authority” means any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means a guaranty of any of a Borrower’s obligations under the related Credit Documents, including a Borrower’s obligations in connection with the related Loans.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Indenture” has the meaning specified in Section H.3.

“Interest and Accruing Fees” means all interest and accruing ordinary course fees (such as commitment, facility, letter of credit and other similar fees) that are paid in connection with the Loans and Commitments (if any) in accordance with the related Credit Documents from and after the Trade Date; provided that Interest and Accruing Fees shall not include any PIK Interest.

“Judgment Currency” has the meaning specified in Section 28.1.

“Judgment Currency Conversion Date” has the meaning specified in Section 28.1.

“Lender” means a lender under a Credit Agreement, and its successors, transferees and permitted assigns.

“Loan Collateral” means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to (or otherwise created) or for the benefit of the Lenders under any Credit Documents.

“Loans” means the Loan(s) in the amount(s) specified in the Transaction Specific Terms, as such amounts may change from time to time after the Settlement Date as a result of the funding of Unfunded Commitments and the repayment of principal, and includes the note(s) (if any) evidencing such Loan(s) issued under the respective Credit Agreements.

“LSTA” means The Loan Syndications and Trading Association, Inc.®

“Majority Claims Holders” has the meaning specified in Section 11.1 (a).

“Majority Holders” has the meaning specified in Section 11.1(a).

“Obligor” means any Entity (other than Borrowers, Lenders and any administrative, collateral, syndication, documentation or other similar agent under any Credit Agreement) that is obligated under any Credit Documents.

“Operative Documents” means (i) this Agreement and (ii) upon Elevation, the Assignment.

“Participation” has the meaning specified in Section 2.1(a).

“Participation Transfer Fee” has the meaning specified in Section 10.1(a).

“Party” means Buyer or Seller, as applicable.

“Permitted Assignee” has the meaning specified in Section 15.

“PIK Interest” means any paid-in-kind interest, fees or other amounts paid or payable in kind from and after the Trade Date in connection with any Loans and Commitments (if any) in accordance with any Credit Documents or Adequate Protection Order (if any), as applicable.

“Post-Elevation Transfer” has the meaning specified in Section 10.2.

“Pre-Elevation Transfer” has the meaning specified in Section 10.1.

“Pre-Settlement Date Accruals” means all Interest and Accruing Fees and, if applicable, Adequate Protection Payments, that accrue during the period before (but excluding) the earlier of (a) the Settlement Date and (b) the Commencement Date; so long as payment or distribution of such Interest and Accruing Fees and, if applicable, Adequate Protection Payments, is made (i) on or before the due date thereof or the expiration of any applicable grace period, each as specified in the relevant Credit Documents and, if applicable, the Adequate Protection Order, as in effect on the Trade Date (or, if no such grace period exists, the expiration of thirty (30) days from such due date), and (ii) before a default by the relevant Borrower or any Obligor in connection with other payment obligations of such Borrower or any related Obligor under the relevant Credit Documents; otherwise such Interest and Accruing Fees and, if applicable, Adequate Protection Payments (if and when paid) and any other accrued amounts due thereafter shall be for the account of Buyer, and Seller shall not be entitled to any part thereof.

“PTEs” means the prohibited transaction class exemptions issued by the U.S. Department of Labor, as such exemptions may be amended from time to time.

“Purchase Price” means the price calculated pursuant to the Confirmation and set forth in the Funding Memorandum (if any).

“Receiving Party” has the meaning specified in Section 8.5(a).

“Reimbursement Claims” means any claim of Seller arising in connection with the return, disgorgement or reimbursement by Seller to Borrower, or any other Entity, of all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date.

“Retained Interest” means the right retained by Seller to receive, in accordance with the provisions of Section 8.2, payments or other distributions, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds paid or delivered in respect of the Pre-Settlement Date Accruals or the Adequate Protection Payments (if any); provided that Retained Interest shall not include any PIK Interest.

“Retained Interest Distribution” means a payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds payable or deliverable to Seller in respect of a Retained Interest.

“Retained Obligations” means all obligations and liabilities of the applicable Seller relating to all Transferred Rights (i) arising or occurring prior to the Settlement Date, (ii) that result from such Seller’s breach of its representations, warranties, covenants, or agreements under this Agreement or any Credit Documents, (iii) that result from such Seller’s bad faith, gross negligence, or willful misconduct or (iv) that are attributable to such Seller’s actions or obligations in any capacity other than as a Lender under any Credit Documents.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Seller” means each Entity specified as such in the Transaction Summary.

“Seller Excluded Information” has the meaning specified in Section 4.1(h).

“Seller’s Claims” has the meaning specified in Section 11.1(a).

“Settlement Date” means the date on which the applicable Seller receives the Purchase Price.

“Standard Terms” means these Standard Terms and Conditions.

“Trade Date” means the date(s) specified as such in the Transaction Summary.

“Transaction” means the purchase and sale of the Participation to which this Agreement relates.

“Transaction Documents” means the Credit Documents and the Operative Documents (provided that, as used in Sections 4.1 and 5.1, “Transaction Documents” shall not include any Assignments).

“Transaction Specific Terms” means the specific terms and elections governing the Transaction that are set forth in the Transaction Summary and Sections A through H of this Agreement.

“Transaction Summary” means the Transaction Summary set forth in the Transaction Specific Terms.

“Transferee” has the meaning specified in Section 10.1(a).

“Transferred Rights” means (i) all of Seller’s rights in its capacity as a Lender under each Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Loans and Commitments (if any), including without limitation any letters of credit, Guaranties, and swingline loans included in the Loans (excluding, however, the Retained Interest, if any) and (ii) to the extent relating to the rights set forth in the preceding clause (i) and permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller in its capacity as a Lender against any Entity, whether known or unknown, arising under or in connection with such Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity.

“Trustee” has the meaning specified in Section H.3.

2.	Participation

2.1 In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement:

(a)

subject to the satisfaction or waiver of the conditions in Section 3.2, Seller irrevocably sells, grants and conveys an undivided 100% participation interest in and to the Loans, the Commitments (if any) and the Transferred Rights (the “Participation”) to Buyer with effect on and after the Settlement Date;

(b)

subject to the satisfaction or waiver of the conditions in Section 3.1, Buyer irrevocably acquires the Participation, and agrees to reimburse Seller for all amounts paid in respect of the Assumed Obligations (or, in the case of Section 8.6, perform its funding obligations with respect to the Assumed Obligations thereunder), with effect on and after the Settlement Date;

(c)

Seller agrees to remain responsible for, and assumes and agrees timely to perform and comply with, the Retained Obligations. Until the Elevation Date, Seller shall hold title to the Loans and the Commitments (if any) for the benefit of Buyer to the extent of the Participation; and

(d)

it is the express intent of the Parties that sale of the Participation by Seller to Buyer hereunder and each Elevation be, and be treated for all purposes as, a true sale by Seller of the Participation and, upon Elevation, the Loans and other Transferred Rights.

3.	Conditions Precedent

3.1 Buyer’s obligations to pay the Purchase Price to Seller, to acquire the Participation and to agree to reimburse Seller for the Assumed Obligations shall be subject to the conditions that (a) Seller’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 4.1), (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date and (c) Buyer shall have received (i) the Transaction Specific Terms duly executed on behalf of Seller and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents.

3.2 Seller’s obligation to sell, grant and convey the Participation to Buyer shall be subject to the conditions that (a) Buyer’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 5.1), (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date, (c) Seller shall have received (i) the Transaction Specific Terms duly executed on behalf of Buyer and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents and (d) Seller shall have received payment of the Purchase Price from Buyer.

4.	Seller’s Representations and Warranties

4.1 Each Seller represents and warrants to Buyer (as of the Settlement Date, the Elevation Date and, where specifically indicated, the Agreement Date) that:

(a)

Seller (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.

(b)

Seller’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Seller’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Seller, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Seller or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Seller may be a party, by which Seller may be bound or to which any of the assets of Seller is subject.

(c)

(i) The Transaction Documents to which Seller is, and was on the Agreement Date, a party (a) have been duly and validly authorized, executed and delivered by Seller and (b) are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, winding-up or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(ii) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Seller to execute, deliver, and perform its obligations under, the Transaction Documents to which Seller is or will become a party.

(d)	Seller is the sole legal and beneficial owner of and has good title to each of the Loans, the Commitments (if any) and the other Transferred Rights free and clear of any Encumbrance.

(e)

(i) The outstanding principal amount(s) of the Loans and the principal amount(s) of the Commitments (if any) and Unfunded Commitments (if any) as of the Settlement Date are accurately stated in the Transaction Specific Terms, (ii) any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Settlement Date is specified in the Annex and is a proportionate share of PIK Interest that accreted during such period to all of Seller’s loans of the same tranche under such Credit Agreement as such Loans, and (iii) all PIK Interest and any other paid-in-kind interest (if any) that accreted to the principal amount of the Loans after the applicable settlement date on which Seller acquired the Loans but on or prior to the Settlement Date is included in the outstanding principal amount(s) of the Loans listed in the Transaction Specific Terms.

(f)

The amounts utilized in calculating the Purchase Price, as specified in the Funding Memorandum (if any), are true and correct as of each applicable date, and the Purchase Price has been calculated in accordance with the Confirmation.

(g)

Seller (i) is a sophisticated Entity with respect to the sale of the Participation and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of the Borrowers and Obligors to make an informed decision regarding the sale of the Participation and the retention of the Retained Obligations and (iii) has independently and without reliance upon Buyer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Buyer’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that Buyer has not given Seller any investment advice, credit information or opinion on whether the sale of the Participation or the retention of the Retained Obligations is prudent.

(h)

Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Retained Obligations, Borrowers, Obligors or any of their respective Affiliates that is not known to Seller and that may be material to a decision to sell the Participation and to retain the Retained Obligations (“Seller Excluded Information”), (ii) Seller has determined to sell the Participation and to retain the Retained Obligations notwithstanding its lack of knowledge of Seller Excluded Information and (iii) Buyer shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyer whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the Transaction; provided, however, that Seller Excluded Information shall not and does not affect the truth or accuracy of Buyer’s representations or warranties in this Agreement.

(i)

Seller is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Participation in violation of any applicable securities laws.

(j)

(A) At least one of the following is true: (i) no interest in the Participation is being sold by or on behalf of one or more Benefit Plans, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the sale of the Participation, or (iii) the Participation is being sold by Seller from a fund managed by a Qualified Professional Asset Manager, within the meaning of Part VI of PTE 84-14, such Manager made the investment decision on behalf of Seller to sell the Participation to Buyer as contemplated by the Confirmation, and the sale of the Participation satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and to the best knowledge of the individual making the investment decision to transfer the Participation on behalf of Seller, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied.

(B) In addition, unless sub-clause (i) in the immediately preceding clause (A) above is true, Seller further represents and warrants to Buyer that: (i) the person or entity making the investment decision on behalf of Seller with respect to the Transaction is independent (within the meaning of 29 CFR 2510.3-21) and is one of the following: (A) a bank as defined in section 202 of the Investment Advisers Act of 1940 or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (B) an insurance carrier that is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan; (C) an investment adviser registered under the Investment Advisers Act of 1940 or, if not registered an as investment adviser under the Investment Advisers Act by reason of paragraph (1) of section 203A of such Act, is registered as an investment adviser under the laws of the State (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Securities Exchange Act of 1934; or (E) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million; (ii) the person or entity making the investment decision on behalf of Seller with respect to the Transaction is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; (iii) the person or entity making the investment decision on behalf of Seller with respect to the Transaction is a fiduciary under ERISA or the Code, or both, with respect to the Transaction and is responsible for exercising independent judgment in evaluating the Transaction; and (iv) no fee or other compensation is being paid directly to Buyer for investment advice (as opposed to other services) in connection with the Transaction.

(C) Seller hereby informs Buyer that Seller has not undertaken and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Transaction, and that Seller has a financial interest in the Transaction in that Seller may recognize a gain in connection with the Transaction if Seller purchased its Loans, its Commitments (if any) and its Transferred Rights at a purchase price less than the Purchase Price, and that Seller, or an affiliate, may receive fees or other payments in connection with the Transaction and/or the Loans, the Commitments (if any) and the Transferred Rights pursuant to the applicable Credit Agreement or otherwise.

(k)

If as of the Trade Date Buyer was not a Lender under a Credit Agreement and if “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction Summary with respect to such Credit Agreement, Seller provided to Buyer, on or prior to the Settlement Date (a) such Credit Agreement and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (b) any other Credit Documents related to such Credit Agreement reasonably requested by Buyer.

4.2 Except as expressly stated in this Agreement, Seller makes no representations or warranties, express or implied, with respect to the Transaction.

4.3 Seller acknowledges that: (a) its sale of the Participation to Buyer is a true and irrevocable sale; (b) Seller shall have no recourse to the Transferred Rights or the Participation except to the extent (if any) permitted pursuant to Section 8.8; and (c) Seller shall have no recourse to Buyer, except for (i) Buyer’s breaches of its representations, warranties or covenants and (ii) Buyer’s indemnities, in each case as expressly stated in this Agreement.

5.	Buyer’s Representations and Warranties

5.1 Buyer represents and warrants to Seller (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)

Buyer (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under, the Transaction Documents to which it is or will become a party.

(b)

Buyer’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Buyer’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Buyer, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Buyer or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument by which Buyer may be a party, by which Buyer may be bound or to which any of the assets of Buyer is subject.

(c)

(i) The Transaction Documents to which Buyer is, and was on the Agreement Date, a party (a) have been duly and validly authorized, executed and delivered by Buyer and (b) are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, winding-up or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(ii) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Buyer to execute, deliver, and perform its obligations under the Transaction Documents to which Buyer is or will become a party.

(d)

Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Buyer is not purchasing the Participation with a view towards the sale or distribution thereof in violation of the Securities Act; provided, however, that Buyer may resell the Participation if such resale is in compliance with Section 10.

(e)

Buyer (i) is a sophisticated Entity with respect to the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (ii) is able to bear the economic risk associated with the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iii) has adequate information concerning the business and financial condition of the

Borrowers and Obligors to make an informed decision regarding the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Participation or the agreement to reimburse Seller in respect of the Assumed Obligations is prudent.

(f)

Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of any Borrower or any Obligor, or any other matter concerning any Borrower or any Obligor.

(g)

Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Assumed Obligations, Borrowers, Obligors or any of their respective Affiliates that is not known to Buyer and that may be material to a decision to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations (“Buyer Excluded Information”), (ii) Buyer has determined to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations notwithstanding its lack of knowledge of the Buyer Excluded Information and (iii) Seller shall have no liability to Buyer or any Buyer Indemnitee, and Buyer waives and releases any claims that it might have against Seller, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the Transaction; provided, however, that the Buyer Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations or warranties in this Agreement.

(h)

(A) At least one of the following is true: (i) no interest in the Participation is being acquired by or on behalf of an entity that is, or at any time while the Participation is held thereby will be, one or more Benefit Plans, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the purchase and holding of the Participation and the exercise of Buyer’s rights hereunder, or (iii) the funds being used by Buyer to purchase the Participation are from a fund managed by a Qualified Professional

Asset Manager within the meaning of Part VI of PTE 84-14, such Manager made the investment decision on behalf of the Buyer to purchase the Participation from the Seller as contemplated by this Agreement, and the purchase of the Participation hereunder satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and to the best knowledge of the individual making the investment decision to purchase the Participation on behalf of the Buyer, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied. In addition, less than 25%, in the aggregate (computed in accordance with Department of Labor Regulation 2510.3-101(f) as modified by Section 3(42) of ERISA) of the Participation, is being acquired by or on behalf of, and shall at any time be held by, Benefit Plans.

(B) In addition, unless sub-clause (i) in the immediately preceding clause (A) above is true, Buyer further represents and warrants to Seller that: (i) the person or entity making the investment decision on behalf of Buyer with respect to the Transaction is independent (within the meaning of 29 CFR 2510.3-21) and one of the following: (A) a bank as defined in section 202 of the Investment Advisers Act of 1940 or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (B) an insurance carrier that is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan; (C) an investment adviser registered under the Investment Advisers Act of 1940 or, if not registered an as investment adviser under the Investment Advisers Act by reason of paragraph (1) of section 203A of such Act, is registered as an investment adviser under the laws of the State (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Securities Exchange Act of 1934; or (E) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million; (ii) the person or entity making the investment decision on behalf of Buyer with respect to the Transaction is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; (iii) the person or entity making the investment decision on behalf of Buyer with respect to the Transaction is a fiduciary under ERISA or the Code, or both, with respect to the Transaction and is responsible for exercising independent judgment in evaluating the Transaction; and (iv) no fee or other compensation is being paid directly to Seller for investment advice (as opposed to other services) in connection with the Transaction.

(C) Buyer hereby informs Seller that Buyer has not undertaken and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Transaction, and that Buyer has a financial interest in the Transaction in that Buyer may sell at a later date the Participation at a purchase price that exceeds the Purchase Price for the Participation, and that Buyer, or an affiliate, may receive fees or other payments in connection with the Transaction and/or the Participation pursuant to the Credit Agreement or otherwise.

(i)

Buyer acknowledges that, (i) if applicable, it has received copies of (a) the Credit Agreements and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (b) any other Credit Documents requested by Buyer, and (ii) without in any way limiting the representations and warranties of Seller contained in this Agreement, it is assuming all risk with respect to the accuracy or sufficiency of the Credit Documents, other than any representations, warranties or covenants made by Seller in this Agreement or the Credit Documents to which Seller is a party.

(j)	Without characterizing the Participation as a security, Buyer is an “accredited investor” as defined in Rule 501 under the Securities Act.

5.2 Except as expressly stated in this Agreement and the Assignment, Buyer makes no representations or warranties, express or implied, with respect to the Transaction.

5.3 Buyer acknowledges that (a) Seller’s sale of the Participation to Buyer and Buyer’s agreement to reimburse Seller in respect of the Assumed Obligations are irrevocable and (b) Buyer shall have no recourse to Seller, except for (i) Seller’s breaches of its representations, warranties or covenants and (ii) Seller’s indemnities, in each case as expressly stated in this Agreement.

6.	Indemnification

6.1 Seller shall indemnify, defend, and hold Buyer and its officers, directors, agents, partners, members, controlling Entities and employees (collectively, “Buyer Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Buyer Indemnitee incurs or suffers as a result of, or arising out of a breach of any of Seller’s representations, warranties, covenants or agreements in this Agreement.

6.2 (Reserved).

6.3 If a third party commences any action or makes any demand against either Party for which such Party (“Indemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior consent, which consent (a) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

6.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement or any transfer pursuant to Section 10 of this Agreement. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

7.	Costs and Expenses

7.1 If either Party pays any Agent Expenses, Assumed Obligations or Retained Obligations for which the other Party is responsible in accordance with the definitions thereof and the terms of this Agreement, such other Party shall, promptly upon the request of the Party that shall have paid such amounts, reimburse such paying Party for the full amount paid on such other Party’s behalf. Any reimbursement paid by the Buyer to the Seller under this Section 7.1 shall be paid as an Administrative Expense (as defined in the Indenture) in accordance with the priority of payments set forth in Section 11.1 of the Indenture.

7.2 The Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing and delivering this Agreement and any related documents and consummating the Transaction.

7.3 Buyer shall reimburse Seller, promptly upon request for its applicable pro rata share of all out-of-pocket expenses and disbursements (including reasonable fees and disbursements of counsel) incurred by Seller in connection with the administration of the Participation, the Transferred Rights, the Credit Documents or any related documents and any effort to enforce or protect Seller’s or Buyer’s rights or interests thereunder. Any reimbursement paid by the Buyer to the Seller under this Section 7.3 shall be paid as an Administrative Expense (as defined in the Indenture) in accordance with the priority of payments set forth in Section 11.1 of the Indenture.

8.	Distributions; Interest and Fees; Payments; Commitment Reductions

8.1 (a) If at any time after the Trade Date (whether before, on or after the Settlement Date) Seller received or receives a Distribution, Seller shall (i) accept, and from and after the Settlement Date, hold such Distribution for the account and sole benefit of Buyer, (ii) except to the extent (if any) permitted pursuant to Section 8.7, from and after the Settlement Date have no equitable or beneficial interest in such Distribution and such Distribution shall for all purposes constitute property of Buyer and (iii) deliver such Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law or to the extent (if any) permitted pursuant to Section 8.7) promptly (but in the case of a cash Distribution received (a) on or prior to the Settlement Date, in no event later than the Settlement Date, and (b) after the Settlement Date, in no event later than two (2) Business Days after the date on which Seller receives such Distribution) to Buyer in the same form received and, when necessary or appropriate, with Seller’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Seller fails to pay any cash Distribution to Buyer in accordance with the time periods set forth in clause (iii) of this Section 8.1(a), then Seller shall pay interest on such payment for the period from (and including) the day on which such payment is actually received by Seller to (but excluding) the day such payment is actually paid to Buyer, in accordance with Section 8.4.

(b) If a Distribution includes securities or other non-cash Distribution, Seller shall, to the extent permitted by law, endorse (without recourse, representation or warranty) or use commercially reasonable efforts (at Buyer’s sole expense) to assist Buyer to cause to be registered in Buyer’s name, or such name as Buyer may direct, and deliver such securities to Buyer or to such Entity as Buyer may direct as soon as practicable. Pending such transfer, Seller shall (from and after the Settlement Date) hold the same on behalf and for the sole benefit of Buyer, and Seller shall have no equitable or beneficial interest in any such Distribution, and such Distribution shall for all purposes constitute property of Buyer.

(c) Subject to applicable law, Buyer is entitled to receive any Distribution to be remitted by Seller under this Agreement without the withholding of any tax. If Seller receives a Distribution that it is required to remit to Buyer, Buyer shall furnish to Seller such forms, certifications, statements and other documents as Seller may reasonably request to evidence Buyer’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Seller to comply with any applicable laws or regulations relating thereto, and Seller may refrain from remitting such Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Distribution received by Seller and transferred to Buyer pursuant to this Section 8.1 is required to be returned or disgorged by Seller to any Entity, Buyer shall promptly return such Distribution (or portion thereof) to Seller together with all related interest and charges payable by Seller in respect thereof.

8.2 (a) If at any time after an Elevation Date Buyer receives a Retained Interest Distribution, Buyer shall (i) accept and hold such Retained Interest Distribution for the account and sole benefit of Seller, (ii) have no equitable or beneficial interest in such Retained Interest Distribution and such Retained Interest Distribution shall for all purposes constitute property of Seller and (iii) deliver such Retained Interest Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Retained Interest Distribution, in no event later than two (2) Business Days after the date on which Buyer receives it) to Seller in the same form received and, when necessary or appropriate, with Buyer’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Buyer fails to pay any cash Retained Interest Distribution to Seller within two (2) Business Days of receipt thereof, then Buyer shall pay interest on such Retained Interest Distribution for the period from (and including) the day on which such Retained Interest Distribution is actually received by Buyer to (but excluding) the day such Retained Interest Distribution is actually paid to Seller, in accordance with Section 8.5.

(b) If a Retained Interest Distribution includes securities or other non-cash Distribution, Buyer shall, to the extent permitted by law, endorse (without recourse, representation or warranty), or use commercially reasonable efforts (at Seller’s sole expense) to assist Seller to cause to be registered in Seller’s name, or such name as Seller may direct, and deliver such securities to Seller or to such Entity as Seller may direct as soon as practicable. Pending such transfer, Buyer shall hold the same on behalf and for the sole benefit of Seller and Buyer shall have no equitable or beneficial interest in any such Retained Interest Distribution, and such Retained Interest Distribution shall for all purposes constitute property of Seller.

(c) Subject to applicable law, Seller is entitled to receive any Retained Interest Distribution to be remitted by Buyer under this Agreement without the withholding of any tax. If Buyer receives a Retained Interest Distribution that it is required to remit to Seller, Seller shall furnish to Buyer such forms, certifications, statements and other documents as Buyer may reasonably request to evidence Seller’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Buyer to comply with any applicable laws or regulations relating thereto, and Buyer may refrain from remitting such Retained Interest Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Retained Interest Distribution received by Buyer and transferred to Seller pursuant to this Section 8.2 is required to be returned or disgorged by Buyer to any Entity, Seller shall promptly return such Retained Interest Distribution (or portion thereof) to Buyer together with all related interest and charges payable by Buyer in respect thereof.

8.3 Except as provided in Sections 8.1, 8.2, 8.6 or 28, all payments made by Buyer to Seller or by Seller to Buyer under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Buyer, as applicable, in accordance with the wire instructions specified in Section C.1 of the Transaction Specific Terms.

8.4 If a Borrower or any applicable Obligor fails to pay on or prior to the scheduled due date thereof (taking into account any applicable grace period) in accordance with the Credit Documents or any Adequate Protection Order (in each case as in effect on the Settlement Date), any Interest and Accruing Fees or adequate protection payments under such Adequate Protection Order that were paid or credited to Buyer on the Settlement Date, then Buyer shall, upon demand by Seller, pay Seller an amount equal to the portion of such Interest and Accruing Fees or adequate protection payments that were not paid to Seller, plus interest that would accrue for each day on such amounts at the Federal Funds Rate in effect for such date of demand.

8.5 With respect to the payment of any funds or other property under this Agreement (including the delivery of Distributions under Section 8.1 and Retained Interest Distributions under Section 8.2), whether from Seller to Buyer or from Buyer to Seller, (i) the Party required to deliver a Distribution or a Retained Interest Distribution or otherwise make a payment may withhold therefrom any tax required by law to be withheld, and (ii) the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such defaulted amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Federal Funds Rate.

8.6 Without limiting the generality of Section 2.1 to the extent that there are Unfunded Commitments or Agent Expenses, upon the receipt by Seller of a notice of a proposed funding from the related Borrower or the related Agent with respect to a borrowing of funds or Agent Expenses (a “Funding Notice”), Seller shall, upon receipt of a Funding Notice, notify Buyer, by electronic transmission or telecopier, at least one (1) Business Day prior to the date on which the funds are due (the “Funding Date”), if possible, of (a) any funding to be made in respect of the portion of the Participation consisting of Unfunded Commitments or in respect of Agent Expenses; (b) the amount of such funding (the “Funding Advance”); (c) the currency in which the Funding Advance is to be paid; and (d) the Funding Date. Buyer shall pay the Funding Advance to Seller in immediately available funds, without set-off, counterclaim or deduction of any kind not later than 12:00 (noon) (New York time) on the Funding Date, except in the case of Unfunded Commitments for which same day funding is required under the related Credit Documents or other Funding Advances of which Seller has failed to give Buyer at least one Business Day’s notice, in which case, if Seller delivers the Funding Notice to Buyer at or prior to 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 5:00 p.m. (New York time) on the Funding Date and, if Seller delivers the Funding Notice to Buyer after 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 12:00 p.m. (noon) (New York time) on the next succeeding Business Day.

8.7 Upon the receipt of the Funding Advance from Buyer, Seller shall fund the Funding Advance in full, in immediately available funds, without set-off, counterclaim or deduction of any kind in accordance with the terms of the Credit Documents. If after Seller receives a Funding Advance from Buyer hereunder, Seller is no longer required under the related Credit Documents to pay any portion of such Funding Advance to the related Agent or related Borrower under the related Credit Documents, then Seller shall promptly refund such portion of the Funding Advance to Buyer.

8.8 If the Funding Advance is received by Seller at any time after 5:00 p.m. (New York time) on the Funding Date, such Funding Advance shall be deemed to have been received on the next succeeding Business Day. Without regard to (a) the date Buyer receives the Funding Notice from Seller and (b) Buyer’s payment of the Funding Advance, any funding by Seller of any Unfunded Commitments (a “Funded Loan”) (together with any and all rights of Seller which arise in respect thereto (including without limitation rights to repayment and all rights in, to and under the related Credit Agreement) shall be deemed to be part of the Participation from and after the time such Funded Loan is made by Seller; provided, however that unless Buyer’s delay in paying the Funding Advance to Seller is the result of Seller’s failure promptly to notify Buyer of the payment obligation in accordance with Section 8.6, Seller may, in its sole discretion, (i) if “Set-Off” is specified to be applicable in the Transaction Summary, set-off all or any portion of an unpaid Funding Advance against Buyer’s right to receive payments with respect to the Transferred Rights and the Participation, (ii) charge Buyer interest at a per annum rate equal to the Federal Funds Rate from and including the time of such Funded Loan by Seller to but excluding the date Buyer pays the Funding Advance to Seller or (iii) take such other actions as are specified in Section H of the Transaction Specific Terms. For the avoidance of doubt, if Seller receives a Funding Notice from a Borrower or Agent on the Funding Date, Seller’s notice to Buyer of such Funding Notice after 1:00 p.m. (New York time) on such date shall not be deemed a failure promptly to notify Buyer of its payment obligation in accordance with Section 8.5 for purposes of the preceding proviso and Seller may, in its sole discretion, charge Buyer interest as provided herein.

8.9 Notwithstanding anything set forth in Sections 8.6, 8.7 and 8.8 or any other provision of this Agreement to the contrary, Seller shall be under no obligation to bid for competitive bid loans (or similar voluntary loan facilities, if any) on behalf of Buyer under any Credit Agreement in respect of the Commitments (if any) or otherwise.

8.10 If the commitments of all the Lenders under a Credit Agreement of the same class or tranche as any Commitments (if any) are reduced or terminated in part and such reduction or termination applies to the aggregate commitments held by Seller under such Credit Agreement, at the request of the related Borrower or otherwise, such reduction shall be applied pro rata to the related Commitments.

9.	Notices; Records

9.1 All communications between the Parties in respect of, or notices, requests, directions, consents or other information sent under, this Agreement shall be in writing, hand delivered or sent by overnight courier, electronic transmission or telecopier, addressed to the relevant Party at its address, electronic mail or facsimile number specified in Section D of the Transaction Specific Terms or at such other address, electronic mail or facsimile number as such Party may subsequently request in writing. Except as otherwise provided in Section 11.2, all such communications and notices shall be effective upon receipt.

9.2 Prior to the Elevation Date (if any), Seller shall, subject to applicable law and regulation and the Credit Documents, use commercially reasonable efforts to furnish and convey to Buyer or Buyer’s designee at the address specified in the Transaction Specific Terms (or at such other address as Buyer otherwise directs) all written information and documents received by Seller in its capacity as a Lender from time to time with respect to any Credit Documents and the respective Transferred Rights as soon as practicable after the same are received by Seller, but in any event within three (3) Business Days of such receipt; provided, however, that if such information or documents relate to any matter in respect of which an Act is to be taken, Seller shall furnish and convey such information or documents to Buyer or Buyer’s designee as soon as practicable upon receipt and, in any event, prior to such time when such Act is to be taken if received with reasonably sufficient time for Seller to furnish or convey such information or documents; provided, further, that Seller shall have no liability to Buyer regarding the validity or content of the information and documents furnished pursuant to this Section 9.2. Buyer shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in connection with Seller’s performance of its obligations under this Section 9.2.

9.3 From the Elevation Date through the 45th day thereafter, if Seller receives any notices, correspondence or other documents in respect of the Transferred Rights or any Credit Document that, to the best of Seller’s knowledge, were not sent to the related Lenders generally, Seller shall promptly forward them to Buyer.

9.4 Seller shall maintain records of all payments made to Seller and all payments received from Buyer with respect to the Participation, which records shall, absent manifest error, be conclusive. Such records shall be available for inspection by Buyer from time to time upon reasonable prior notice to Seller during regular business hours.

10.	Further Transfers

10.1 The provisions of this Section 10.1 shall apply to any sale, assignment and any other transfer of the Participation or any of Buyer’s rights hereunder or any part thereof or interest therein (each a “Pre-Elevation Transfer”) prior to the occurrence of an Elevation with respect to such rights, part or interest:

(a) Buyer may not make a Pre-Elevation Transfer without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that no Pre-Elevation Transfer shall be effective unless (i) such Pre-Elevation Transfer does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the transferee in such Pre-Elevation Transfer (the “Transferee”) makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1, 8.1(c), 8.5(b) and 18.3, (iii) Buyer has paid or caused to be paid to Seller the transfer fee (if any) specified in Section E.1 of the Transaction Specific Terms (such fee, a “Participation Transfer Fee”) and (iv) the Transferee either (a) is organized under the laws of the United States or any State thereof or (b) has (1) represented to Seller that under applicable law and treaties no taxes will be required to be withheld by Seller with respect to any payments to be made to such Transferee in respect of the Transferred Rights and (2) shall have furnished to Seller such forms, certifications, statements and other documents as Seller has requested or may request from time to time to evidence the Transferee’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto. Nothing in this clause (a) shall prohibit the grant of a security interest by Buyer over all of its right, title and interest under this Agreement, the Participation and its rights in the Loans to the Trustee under the Indenture.

(b) Notwithstanding anything contained in this Section 10.1 to the contrary, Buyer may grant one or more subparticipation(s) in the Participation and its rights under this Agreement, or any part thereof or interest therein, without the prior consent of or notice to Seller; provided, however, that no such subparticipation shall be effective unless (i) such subparticipation does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the subparticipant makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3, and (iii) the subparticipant agrees to obtain from any Entity to which it transfers any interest therein for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3; provided further that, in the event of a subparticipation, Buyer shall remain solely responsible for its obligations under this Agreement and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations hereunder and not with Buyer’s participant.

10.2 After an Elevation, Buyer may sell, assign, grant a participation in, or otherwise transfer all or any portion of the Transferred Rights, this Agreement and its rights under this Agreement, or any interest in any of the foregoing, but only to the extent of such Elevation, without the consent of or notice to Seller (each, a “Post-Elevation Transfer”); provided, however, that notwithstanding any such sale, assignment, participation or transfer, unless Seller otherwise consents in writing (which consent Seller shall not unreasonably withhold or delay), Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations under this Agreement.

10.3 Seller may assign its rights under this Agreement without the prior consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement without the prior consent of Buyer (which shall not be unreasonably withheld or delayed).

11.	Voting

11.1 The provisions of the subsection of this Section 11.1 specified in Section F of the Transaction Specific Terms shall apply to the Transaction:

(a) On and after the Settlement Date, Seller (i) shall not take (or refrain from taking) any action with respect to the Transferred Rights and Assumed Obligations (an “Act”) other than in accordance with the prior instructions of Buyer and (ii) shall take (or refrain from taking) any Act with respect thereto in accordance with the prior instructions of Buyer, in each case except (i) as restricted or prohibited under applicable law, rule, order or the Credit Documents (and such restrictions or prohibitions are hereby incorporated by reference as if set forth herein) or (ii) if following such instructions might (in Seller’s reasonable determination) expose Seller to any obligation, liability or expense that in Seller’s reasonable judgment is material and for which Seller has not been provided adequate indemnity; provided, however, that (x) if the Act involved is not divisible in respect of the Participation but may be made only in respect of all loans and commitments held by Seller under such Credit Agreement (“Seller’s Claims”), then Seller shall take such Act in accordance with the direction (if timely given) of holders (including Seller, if applicable) owning or holding interests representing more than 50% of the total amount of Seller’s Claims (the “Majority Holders”); or (y) if the Act arises after the commencement of a bankruptcy, insolvency or a similar proceeding relating to the Borrower and/or any Obligor under such Credit Agreement, and is not divisible in respect of all loans and commitments that Seller may own from time to time under such Credit Agreement, but is divisible in respect of all claims of the same class that Seller may have against the Borrower and/or any Obligor under such Credit Agreement, then Seller shall take such Act in accordance with the directions (if timely given) of the majority (including Seller, if applicable) of holders (the “Majority Claims Holders”) in respect of all such claims (measured by amount of claims). For purposes of determining the Majority Holders or Majority Claims Holders pursuant to the preceding sentence, (A) the interests or claims held by Seller for its own account and the interests or claims held by Affiliates of Seller shall be counted or not counted as specified in Section F of the Transaction Specific Terms, and (B) Seller shall only be required to obtain instructions relating to any Act to be taken in respect of the Transferred Rights and Assumed Obligations related to such Credit Agreement from (x) Buyer or (y) if Seller has consented to transfers of the Transferred Rights related to such Credit Agreement (or any portion thereof) pursuant to Section 10.1(b), the then current holders of the aggregate principal amount of the claims outstanding in respect of which such Act is to be taken by Seller. Buyer acknowledges that it shall be bound by any decisions of the Majority Holders or the Majority Claims Holders, as the case may be, to take or not take an Act.

11.2 Any consent, instruction or other direction of Buyer permitted under Section 11.1 must be in writing and shall not be effective unless received by Seller no later than one (1) Business Day prior to the date on which such direction must be taken by Seller; provided, however, that if Seller gives notice to Buyer of the Act that is to be taken less than one (1) Business Day prior to the time when such Act is to be taken and Buyer gives a consent or other direction to Seller prior to the time when such Act is to be taken, Seller shall make commercially reasonable efforts to take into account such direction with respect to such Act. Absent such timely consent or other direction (including the withholding of such consent) from Buyer, Seller shall be entitled (but not required), in its sole discretion, to deem that Buyer has given its consent to take (or refrain from taking) any Act on behalf of Buyer with respect to such matters; provided, however, that in doing so, Seller shall act in good faith and subject to the provisions of Section 12.

12.	Standard of Care

12.1 Seller will not be held to the standard of care of a fiduciary but will exercise the same duty of care in the administration and enforcement of the Participation and the Transferred Rights it would exercise if it held the Transferred Rights solely for its own account, and except for losses that result from Seller’s bad faith, gross negligence, willful misconduct or breach of any of the express terms and provisions of this Agreement, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. Seller may rely on any notice, consent, certificate, request or other written document or communication received by Seller from Buyer or any employee or agent of Buyer and believed by Seller in good faith to be genuine.

12.2 Seller (i) may rely on legal counsel (including counsel for any Borrower, any Agent or any other Lender), independent public accountants and other experts selected or accepted in good faith by Seller (collectively, the “Experts”) and Seller shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such Experts, (ii) may serve as a member of a creditors’ committee performing such acts as may be authorized and vote (subject to Section 11 hereof) as a member of a designated class of creditors for a plan of reorganization related to any part of the Transferred Rights, (iii) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, facsimile, electronic mail, or other telecommunication device) believed by Seller to be genuine, (iv) except as expressly set forth in Section 4, makes no warranty or representation (express or implied) and shall not be responsible for any statement, warranty or representation made in connection with any Credit Agreement or any related document or for the financial condition of any Borrower, (v) shall not have any duty to inspect the property (including the books and records) of any Borrower or any Obligor, (vi) except as provided in Section 11, and subject to the standard of care set forth in Section 12.1, shall have no obligations to make any claim, or assert any lien upon, any property held by Seller or assert any offset in respect thereto, (vii) shall have no duties or obligations hereunder other than those expressly provided for herein and (viii) shall have no obligation to take any action which Seller determines in good faith could violate applicable law, rule, regulation, order, any Credit Agreement or other Credit Documents or, in Seller’s reasonable judgment, prejudice Seller’s continuing relationship with any regulatory authority or damage Seller’s reputation or, unless and until it shall have been provided adequate indemnity therefor, expose Seller to any material obligation, liability or expense.

12.3 Except for reports and other documents and information expressly required to be furnished to Buyer pursuant to Sections 9.2 and 9.3 above, Seller shall not have any duty or responsibility to provide Buyer with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Obligor which may come into the possession of Seller or any of its Affiliates.

12.4 Notwithstanding Sections 12.1, 12.2 and 12.3 above, nothing in this Section 12 shall relieve Seller from any liability for its breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

13.	Exercise of Rights and Remedies

13.1 (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and (b) no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2 No failure on the part of a Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such Party, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights or remedies under any other related document or against the other Party or any other Entity.

14.	Survival; Successors and Assigns

14.1 All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall (as to representations and warranties) be true and correct as of the Settlement Date and any other date set forth in Sections 4.1 or 5.1, as the case may be, and shall survive the execution, delivery and performance of this Agreement and the other Operative Documents.

14.2 This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

15.	Elevation

15.1 Subject to the terms and provisions of the Credit Documents and any applicable law or regulation, if:

(i) “Yes” is specified opposite “Elevation” in the Transaction Summary, upon the request of either Party,

(ii) “No” is specified opposite “Elevation” in the Transaction Summary, upon the request of the Party entitled to request an Elevation pursuant to Section G.1 of the Transaction Specific Terms and, in the case of a request by Buyer, upon satisfaction of the conditions set forth in Section G.1 of the Transaction Specific Terms, or

(iii) regardless of any specification opposite “Elevation” in the Transaction Summary, either Seller or a direct or indirect parent company of Seller, (A) has become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Entity charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in such a capacity, upon the request of Buyer, in each such case, each Party agrees to use commercially reasonable efforts and to take such actions as are necessary (including obtaining all relevant Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation who is mutually acceptable to the Parties (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under a Credit Agreement with respect to all or any part of the related Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under such Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Seller by Buyer, Buyer may not request an Elevation, and (y) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the other Party may not request an Elevation.

15.2 Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16.

15.3 At the time of Elevation, Buyer and Seller shall each pay its applicable share of any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1. Any payment made by the Buyer to the Seller under this Section 15.3 shall be paid as an Administrative Expense (as defined in the Indenture) in accordance with the priority of payments set forth in Section 11.1 of the Indenture.

16.	Termination

Subject to Section 15, this Agreement shall terminate when (i) Seller shall have received all Distributions in respect of the Loans and the Commitments (if any) and shall, to the extent required hereunder, have distributed the same to Buyer, provided that if all such Distributions are received in connection with a restructuring of any Loans and Commitments that requires Seller contemporaneously to fund new advances to any Borrower, then such Distributions shall be retained by Seller to the extent necessary to fund such new advances, and this Agreement

(a) shall not terminate and (b) shall apply to such new advances, modified mutatis mutandis, (ii) the Commitments (if any) have been terminated and (iii) the Borrowers and the Obligors shall no longer have any obligations under the Credit Documents (other than obligations that, in accordance with the terms of the Credit Documents, shall survive the termination thereof). Notwithstanding the foregoing, the termination of this Agreement shall not affect (a) either Party’s rights or obligations hereunder or (b) the indemnities set forth in Section 6, in each case arising on or before the date of such termination, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder.

17.	Further Assurances

Each Party agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other Party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement, including the procurement of the relevant Elevation Required Consents in connection with an Elevation (if any). Without limiting the generality of the foregoing, on and after an Elevation, Seller agrees that if (i) notes have been issued evidencing all or any portion of the Loans and the Commitments (if any), (ii) Buyer or Buyer’s designee or assignee requests that a new note or notes be issued to it, and (iii) the related Agent, the related Borrower or any Governmental Authority requires either (x) the delivery of any note(s) evidencing any Loans and Commitments (if any) previously issued to Seller or (y) the delivery of customary lost note documentation by Seller prior to the issuance thereof, then Seller shall use commercially reasonable efforts to either deliver such note(s) or customary lost note documentation to the related Agent; provided that Seller shall not be required to deliver either a note or such lost note documentation if no note was ever issued or delivered to it.

18.	Disclosure

18.1 Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, regulation, subpoena or other legal process, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Entity or sanctions that may be imposed by any Governmental Authority, (e) to its respective Affiliates and the directors, officers, employees, agents, advisors, counsel and auditors of such Party and of such Party’s Affiliates or (f) as set forth in Section 18.2.

18.2 Buyer may disclose the contents of this Agreement to any proposed transferee, assignee, participant, or other Entity proposing to enter into contractual relations with Buyer in respect of the Transferred Rights or any part of them.

18.3 Buyer agrees, and shall cause each Buyer’s designee for purposes of receiving information or documents in accordance with Section 9.2 to agree, that it shall maintain the confidentiality of any information and documents delivered to Buyer to the extent required therein and to the same extent as if Buyer were a party to the Credit Documents and shall, upon Seller’s request, provide to Seller a confidentiality undertaking to such effect in accordance with the terms of the Credit Documents prior to the delivery of any such information or documents.

19.	Parties’ Relationships

Each Party and any of their respective Affiliates may engage in any kind of lawful business or other relationship with any Borrower, any Obligor or any of their respective Affiliates, without liability to the other Party or any obligation to disclose such business or relationship to the other Party.

20.	Entire Agreement; Conflict

20.1 This Agreement and the other Operative Documents constitute the entire agreement of the Parties with respect to the Transaction and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties in respect thereof, all of which have become merged and finally integrated into this Agreement and the other Operative Documents.

20.2 As between Seller and Buyer, if there is any inconsistency or conflict between this Agreement and any of the other Operative Documents, the provisions of this Agreement shall govern and control. If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

21.	Counterparts; Telecopies

This Agreement and the other Operative Documents may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of any Operative Document shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement and any other Operative Document shall be deemed to be a duplicate original.

22.	Relationship Between Buyer and Seller

The relationship between Seller and Buyer shall be that of seller and buyer. Neither is a trustee or agent for the other, nor does either have any fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties. In no event shall the Participation be construed as a loan from Buyer to Seller.

23.	Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

24.	Governing Law

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

25.	Waiver of Trial by Jury

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.	Jurisdiction

26.1 The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them.

26.2 The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement or the Transaction, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

27.	Subrogation; Reimbursement Claims

27.1 To the extent that Buyer enforces any claim for indemnification or other right, claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such right, claim or remedy, the Parties agree that, to the extent permitted by law, the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, with respect to such right, claim or remedy to the extent that Buyer receives such payment or other remedy from Seller.

27.2 To the extent that any Borrower or any other Entity enforces any claim for return, disgorgement or reimbursement against Seller for all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date and receives payment or satisfaction from Seller in respect thereof, the Parties agree that, to the extent permitted by law and the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, including any Borrower, with respect to such claim (including the right to assert any Reimbursement Claims); provided that, if applicable, Seller has fully indemnified Buyer with respect thereto pursuant to Section 6.1.

28.	Judgment Currency

28.1 Each Party’s obligations hereunder to make payments in a specified currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Contractual Currency, except to the extent that such tender or recovery results in the effective receipt by the Party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of the amounts payable to such other Party under this Agreement. If, for the purpose of obtaining or enforcing judgment against any Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Contractual Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Contractual Currency, the conversion shall be made, at the rate of exchange determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). Such rate of exchange shall be determined by reference to quotations from a known dealer in such currency which Entity shall be designated by the mutual agreement of the Parties as soon as reasonably practicable following the date upon which the parties become aware of the need for such conversion pursuant to this Section.

28.2 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Contractual Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

28.3 If for any reason the amount in the Contractual Currency received by a Party exceeds the amount of the Contractual Currency due and payable, the party receiving the payment will refund promptly the amount of such excess.

28.4 For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Contractual Currency.

29.	Interpretation

29.1 This Agreement includes the Annex and any other annexes, schedules or other documents attached to or incorporated by reference into the Agreement.

29.2 Terms used in the singular or the plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

29.3 Any reference to a Party includes such Party’s successors and permitted assigns.

29.4 Unless otherwise indicated, any reference to:

(a)

this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date; and

(b)

a statute, law, order, rule or regulation shall be construed as a reference to such statute, law, order, rule or regulation as it may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date.

29.5 Section and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

29.6 This Agreement shall be deemed to have been jointly drafted by the Parties and no provision of it shall be interpreted or construed for or against either Party because such Party actually or purportedly prepared or requested such provision, any other provision or the Agreement as a whole.

30.	Accounting Treatment

This Transaction is intended to be treated as a sale by Seller and as a purchase by Buyer.

31.	Additional Provisions

The additional provisions (if any) set forth in Section H of the Transaction Specific Terms shall apply.

-i-

Schedule 1

(attached)

[Intentionally Omitted]